Media Contact:	Joe McCormack
Sparton Corporation
Email: ir@sparton.com
Office: (847) 762-5800
FOR IMMEDIATE RELEASE
Sparton Corporation Reports Fiscal 2019 First Quarter Results
SCHAUMBURG, IL. - November 8, 2018 - Sparton Corporation (NYSE: SPA) today announced results for the first quarter of fiscal year 2019 ended September 30, 2018.
Fourth Quarter Financial Results and Highlights
Joseph J. Hartnett, Interim President & CEO, commented, "We are pleased to report that we have started the fiscal year off with a strong operating performance, supported by organic growth in our MDS segment, a healthy backlog in both MDS and ECP segments and improved consolidated gross margins when compared to the same quarter last year."
Joseph G. McCormack, Senior Vice President & CFO, commented, “During the first quarter of fiscal year 2019, we adopted the new revenue recognition standard, ASC 606. As a result of the application of the new rules, our net sales were $1.5 million less and our net income was $0.9 million less than what would have been recorded under the old rules. ASC 606 also impacts the classification of certain balance sheet accounts which have reduced our accounts receivables by $7.8 million and increased our inventories by $9.8 million from what would have been reported under the old rules.”
Consolidated:
• Net sales of $89.5 million; $82.8 million in prior year Q1
• Gross profit margin of 19.7%; 19.2% in prior year Q1
• SG&A expenses of $12.4 million or 13.8% of sales; adjusted SG&A of $11.7 million, 13.1% of sales
• Earnings per share of $0.02, adjusted earnings per share of $0.20; adjusted earnings per share in prior year Q1 $0.08
• Adjusted EBITDA of $6.0 million, a 6.7% adjusted EBITDA margin
MDS Segment:
• Gross sales of $59.3 million; $55.3 million in prior year Q1
• Gross profit margin of 12.2%; 10.8% in prior year Q1
• Operating income of $0.3 million; loss of $1.5 million in prior year Q1
• Adjusted EBITDA of $4.5 million, a 7.6% adjusted EBITDA margin
• New program wins in Q1 have expected revenue of $14.8 million when fully ramped up into production
• Trailing four quarter new program win revenue of $66.3 million, which continues to support our future organic growth
• Backlog of $156 million; prior year Q1 backlog of $131 million
ECP Segment:
• Gross sales of $33.3 million; $30.4 million in prior year Q1
• Gross profit margin of 31.3%; 32.7% in prior year Q1
• Operating income of $5.1 million; $5.4 million in prior year Q1
• Adjusted EBITDA of $6.7 million, a 20.1% adjusted EBITDA margin
• Backlog of $180 million; prior year Q1 backlog of $142 million

SELECTED FINANCIAL DATA

	For the Quarters Ended
	Q1 FY19	Q1 FY18
	(Dollars in thousands, except per share data)
Consolidated:
Net sales	$89,462	$82,763
Gross profit	17,639	15,924
Gross margin	19.7%	19.2%
Selling and administrative expenses	12,370	15,205
Operating income (loss)	2,250	(1,776)
Adjusted operating income (non-GAAP)	4,601	2,498
Earnings (loss) per share	0.02	(0.20)
Adjusted earnings per share (non-GAAP)	0.20	0.08
EBITDA (non-GAAP)	5,316	1,673
Adjusted EBITDA (non-GAAP)	5,984	4,235
Adjusted EBITDA margin (non-GAAP)	6.7%	5.1%
Free cash flow (non-GAAP)	$11,578	$(23,684)

MDS Segment:
Gross sales	$59,294	$55,308
Intercompany sales	(3,144)	(2,937)
Net sales	56,150	52,371
Gross profit	7,209	5,993
Gross margin	12.2%	10.8%
Selling and administrative expenses	3,335	3,454
Allocation of corporate expenses	2,209	2,446
Operating income (loss)	290	(1,485)
Adjusted segment EBITDA (non-GAAP)	$4,490	3,250

ECP Segment:
Gross sales	$33,312	$30,399
Intercompany sales	—	(7)
Net sales	33,312	30,392
Gross profit	10,430	9,931
Gross margin	31.3%	32.7%
Selling and administrative expenses	2,556	2,589
Allocation of corporate expenses	1,127	991
Operating income	5,103	5,434
Adjusted segment EBITDA (non-GAAP)	6,712	7,014
Liquidity and Capital Resources
As of September 30, 2018, Sparton Corporation ("the Company") had $43 million available under its $120 million credit facility that expires in September 2019. We intend to restructure this facility upon its expiration in September 2019, or sooner as conditions dictate, to provide for appropriate ongoing liquidity. As of September 30, 2018, we were compliant with all covenants under our credit facility.
Potential Sale Transaction
On March 5, 2018, the Company announced the termination by the Company and Ultra Electronics Holdings plc (“Ultra”) of their July 7, 2017 merger agreement as a result of the staff of the United States Department of Justice (the “DOJ”) informing the parties that it intended to recommend that the DOJ block the merger. At that time, the Company announced that it will seek to re-engage with parties that previously expressed an interest in acquiring all or a part of the Company and that are in a position to expeditiously proceed to effect such a transaction. There can be no assurance that any such process will result in the execution of a definitive agreement or the completion of a transaction.
Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), Sparton Corporation has provided certain non-GAAP financial measures as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effects of certain expenses and income, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate or add certain items of expense and income from or to operating expense and income taxes. Management believes that this presentation is helpful to investors in evaluating the current operational and financial performance of our business and facilitates comparisons to historical results of operations. Management discloses this information along with a reconciliation of the comparable GAAP amounts to provide access to the detail and nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.
When we calculate adjusted earnings per share, adjusted EBITDA and other adjustments to the statements of income, we exclude certain expenses and income because we believe that they are not related directly to the underlying performance of our fundamental business operations. We exclude these measures when reviewing financial results and for business planning. Although these events are reflected in our GAAP financial statements, these transactions may limit the comparability of our fundamental operations with prior and future periods. We believe EBITDA and adjusted EBITDA are commonly used by financial analysts and others in the industries in which the Company operates and, thus, provides useful information to investors. The Company does not intend, nor should the reader consider, EBITDA or adjusted EBITDA to be an alternative to operating income, net income, net cash provided by operating activities or any other items calculated in accordance with GAAP. The Company's definition of adjusted EBITDA may not be comparable with other companies. Accordingly, the measurement has limitations depending on its use.
About Sparton Corporation
Sparton Corporation (NYSE:SPA), now in its 119th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace and Industrial & Commercial. Headquartered in Schaumburg, IL, Sparton currently has thirteen manufacturing locations and engineering design centers worldwide. Sparton's Web site may be accessed at www.sparton.com.
Safe Harbor and Fair Disclosure Statement
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10-K and Form 10-Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

CONSOLIDATING FINANCIAL INFORMATION - Q1 FISCAL YEAR 2019
(Dollars in thousands, except per share data)

	Corporate	MDS	ECP	Total
Net sales	$—	$56,150	$33,312	$89,462
Cost of goods sold	—	48,941	22,882	71,823
Gross profit	—	7,209	10,430	$17,639
Operating expenses:
Selling and administrative	6,479	3,335	2,556	12,370
Selling and administrative - Corp allocations	(3,336)	2,209	1,127	—
Internal research and development	—	—	1,349	1,349
Amortization of intangible assets	—	1,375	295	1,670
Total operating expenses	3,143	6,919	5,327	15,389
Income from operations	(3,143)	290	5,103	2,250
Interest expense, net	(1,949)	—	—	(1,949)
Other income (expense)	4	(22)	4	(14)
Income tax (expense) benefit	20	(95)	—	(75)
Net income	$(5,068)	$173	$5,107	$212
Income per share of common stock:
Basic				$0.02
Diluted				0.02
Weighted average shares of common stock outstanding:
Basic				9,834,723
Diluted				9,834,723

CONSOLIDATING FINANCIAL INFORMATION - Q1 FISCAL YEAR 2018
(Dollars in thousands, except per share data)

	Corporate	MDS	ECP	Total
Net sales	$—	$52,371	$30,392	$82,763
Cost of goods sold	—	46,378	20,461	66,839
Gross profit	—	5,993	9,931	15,924
Operating expenses:
Selling and administrative	9,162	3,454	2,589	15,205
Selling and administrative - Corp allocations	(3,437)	2,446	991	—
Internal research and development	—	—	572	572
Amortization of intangible assets	—	1,578	345	1,923
Total operating expenses	5,725	7,478	4,497	17,700
Income (loss) from operations	(5,725)	(1,485)	5,434	(1,776)
Interest expense, net	(1,266)	—	—	(1,266)
Other income (expense)	—	(38)	28	(10)
Income tax (expense) benefit	1,068	—	—	1,068
Net income (loss)	$(5,923)	$(1,523)	$5,462	$(1,984)
Income per share of common stock:
Basic				$(0.20)
Diluted				(0.20)
Weighted average shares of common stock outstanding:
Basic				9,856,649
Diluted				9,856,649

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	For the First Quarter of Fiscal Years
	2019	2018
	($ in thousands)
Cash Flows from Operating Activities:
Operating activities, net of working capital changes	$3,661	$1,917
Net changes in working capital	8,568	(25,146)
Cash Flows from Operating Activities	12,229	(23,229)
Cash Flows from Investing Activities:
Capital expenditures	(651)	(455)
Cash Flows from Investing Activities	(651)	(455)
Cash Flows from Financing Activities:
Net change in credit facility	(11,500)	23,100
Other financing activities	(68)	(85)
Cash Flows from Financing Activities	(11,568)	23,015
Change in Cash and Cash Equivalents	10	(669)

Cash and Cash Equivalents - Beginning	1,160	988
Cash and Cash Equivalents - Ending	$1,170	$319

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	July 1, 2018
	($ in thousands)
Assets
Cash and cash equivalents	$1,170	$1,160
Accounts receivable, net	46,011	60,454
Inventories	91,230	72,406
Legal settlements - insurance receivable	4,500	4,500
Prepaid and other current assets	6,823	3,944
Property, plant and equipment, net	32,024	32,790
Goodwill	12,663	12,663
Other intangible assets, net	19,438	21,108
Other assets	22,630	22,977
Total assets	$236,489	$232,002
Liabilities and Shareholders’ Equity
Accounts payable	$39,393	$28,636
Accrued expenses and other current liabilities	39,745	32,986
Accrued legal settlements	5,500	5,500
Credit facility	73,000	84,500
Environmental remediation	4,705	4,866
Pension liability	657	690
Other non-current liabilities	—	1,220
Shareholders’ Equity	73,489	73,604
Total Liabilities and Shareholders’ Equity	$236,489	$232,002

RECONCILIATION OF NON-GAAP MEASURES

EBITDA Reconciliation (Non-GAAP) - Q1 Fiscal Year 2019
(Dollars in thousands)

	Corporate	MDS	ECP	Total
Net income	$(5,068)	$173	$5,107	$212
Interest expense, net	1,949	—	—	1,949
Income tax expense (benefit)	(20)	95	—	75
Amortization of intangible assets	—	1,375	295	1,670
Depreciation	589	638	183	1,410
Selling and administrative - Corp allocations	(3,336)	2,209	1,127	—
EBITDA, excluding corporate allocation	(5,886)	4,490	6,712	5,316
Adjustments for nonrecurring operating expenses:
Stock-based compensation	(13)	—	—	(13)
Costs related to potential sale of Company	681	—	—	681
Adjusted EBITDA, before corporate allocation	$(5,218)	$4,490	$6,712	$5,984

Adjusted EBITDA, after corporate allocation	$(1,882)	$2,281	$5,585	$5,984

Adjusted EBITDA margin				6.7%

EBITDA Reconciliation (Non-GAAP) - Q1 Fiscal Year 2018
(Dollars in thousands)

	Corporate	MDS	ECP	Total
Net income (loss)	$(5,923)	$(1,523)	$5,462	$(1,984)
Interest expense, net	1,266	—	—	1,266
Income tax expense (benefit)	(1,068)	—	—	(1,068)
Amortization of intangible assets	—	1,578	345	1,923
Depreciation	571	749	216	1,536
Selling and administrative - Corp allocations	(3,437)	2,446	991	—
EBITDA, excluding corporate allocation	(8,591)	3,250	7,014	1,673
Adjustments for nonrecurring operating expenses:
Stock-based compensation	211	—	—	211
Costs related to potential sale of company	2,351	—	—	2,351
Adjusted EBITDA, before corporate allocation	$(6,029)	$3,250	$7,014	$4,235

Adjusted EBITDA, after corporate allocation	$(2,592)	$804	$6,023	$4,235

Adjusted EBITDA margin				5.1%

Adjusted EPS (Non-GAAP)

	For the Quarter Ended
	Q1 FY19	Q1 FY18
	(Dollars in thousands, except per share data)
Earnings (loss) per share - diluted, as reported	$0.02	$(0.20)
Nonrecurring items	0.05	0.15
Amortization of intangible assets	0.13	0.13
Adjusted earnings per share	$0.20	$0.08

Adjustments, net of tax (21% and 35%, respectively):
Costs related to potential sale of Company	538	$1,528
Total nonrecurring, net of tax	538	1,528
Amortization of intangible assets, net of tax	1,319	1,250
Total adjustments	$1,857	$2,778

Adjusted SG&A and Operating Income (Non-GAAP)

	For the Quarters Ended
	Q1 FY19		Q1 FY18
	SG&A	Operating Income	SG&A	Operating Income
	(Dollars in thousands)
As reported	$12,370	$2,250	$15,205	$(1,776)
Percentage of sales	13.8%	2.5%	18.4%	(2.1)%
Adjustments:
Amortization of intangible assets	—	1,670	—	1,923
Costs related to potential sale of Company	681	681	2,351	2,351
Total adjustments	681	2,351	2,351	4,274
As adjusted	$11,689	$4,601	$12,854	$2,498

Adjusted percentage of sales	13.1%	5.1%	15.5%	3.0%